Exhibit 99.1

Ur-Energy Announces Retirement of General Counsel and Corporate Secretary Penne Goplerud

and Names Alex Ritchie as Successor

LITTLETON, COLORADO – (ACCESS Newswire) – November 25, 2025 – Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (“Ur-Energy” or the “Company”) today announced, as part of the Company's long-term leadership succession planning, that Penne Goplerud, who has served as General Counsel and Corporate Secretary since 2011, will retire on January 6, 2026.  Ms. Goplerud began working as outside counsel to Ur-Energy beginning in 2005 and joined the Company as Associate General Counsel in 2007.

Ur-Energy Chairman and CEO, John Cash, commented, “I want to personally thank Penne for her unwavering dedication to Ur-Energy over the past 20 years and her teacher’s heart that has always been willing to mentor me and many others. Penne was instrumental in the success of the Company since its earliest days and played an integral leadership role in virtually every corporate milestone. Penne’s untiring work ethic and contribution will be missed by all. I wish her the absolute best during retirement and hope she can now find the time to return to the tennis court.”

Mr. Alex Ritchie will succeed Ms. Goplerud as General Counsel and Corporate Secretary on January 6, 2026. Ms. Goplerud will continue with Ur-Energy for a short time to ensure a smooth transition.

Ur-Energy President and incoming CEO, Matt Gili, commented, “We are incredibly grateful to Penne for her many contributions to the Company and wish her the very best in retirement. As we continue to grow our business and expand our operations, we are thrilled to have Alex join the team. Although Alex has big shoes to fill, he brings exceptional expertise and leadership that will strengthen our strategic execution going forward while maintaining our strong standards for compliance, governance and risk management.”

Mr. Ritchie has more than 25 years of diverse legal, executive and business experience in natural resources law and transactions, environmental law, general corporate and contract matters and accounting. Mr. Ritchie began his legal career in private practice in 1999. From 2000 – 2009, he practiced in the natural resources, commercial law and securities groups of a prominent Denver law firm, where he was elected partner in December 2006. While in private practice, he represented mining and energy company clients on billions of dollars of acquisition, divestiture, joint venture, financing, securities and other transactions. From 2009 – 2012, he served as senior corporate counsel for the U.S. subsidiary of an international oil and gas company, where he worked on environmental compliance and permitting, major projects, commercial contracts, acquisitions and divestitures, and general corporate matters.

Mr. Ritchie has been a thought leader and educator on natural resources law. Since 2017, he has been the Executive Director of The Foundation for Natural Resources and Energy Law (formerly the Rocky Mountain Mineral Law Foundation), where he led the preeminent provider of legal education and scholarship on mining, energy, and other natural resources law. From 2012 – 2017, he was an associate professor at the University of New Mexico School of Law where he taught courses on natural resources, energy, environmental, property, and business law.

Mr. Ritchie has been a frequent speaker and published author on mining, oil and gas, environmental, and business law issues. He has also served numerous boards and advisory councils of natural resources organizations and public charities. Before entering law school, he was a public accountant and worked for three years in the Washington, D.C. office of KPMG. Mr. Ritchie obtained his J.D. from the University of Virginia School of Law and his B.S.B.A in accounting from Georgetown University.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 3.0 million pounds of U3O8 from Lost Creek since the commencement of operations. Ur-Energy has begun development and construction activities at Shirley Basin, the Company's second in situ recovery uranium facility in Wyoming. Ur-Energy is engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur-Energy's common shares is on the NYSE American under the symbol "URG." Ur-Energy's common shares also trade on the Toronto Stock Exchange under the symbol "URE." Ur-Energy's corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

Contact Information

Valerie Kimball

IR Director

Valerie.kimball@ur-energy.com

720-460-8534

Cautionary Note Regarding Forward-Looking Information

This release may contain "forward-looking statements" within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., the planned retirement of Ur-Energy General Counsel and Corporate Secretary Penne Goplerud and succession by Alex Ritchie) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of uranium which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management's beliefs, expectations or opinions that occur in the future.